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                                                                      EXHIBIT 99
                             THE FRESH JUICE COMPANY

                        THE FRESH JUICE COMPANY ANNOUNCES
                         EXPANSION OF BOARD OF DIRECTORS
                 NAMING JEFFREY HEAVIRLAND AS FIFTH BOARD MEMBER


FOR IMMEDIATE RELEASE

Friday, June 30, 1997

CLARK, NEW JERSEY, Friday, June 30, 1997 -- The Fresh Juice Company, Inc.
(NASDAQ: FRSH) announced today that it has increased its Board of Directors from four to five members and has elected Jeffrey Heavirland, President and Chief
Executive Officer of The Fresh Juice Company of California, Inc. d/b/a Hansen's
Juices to the newly-created directorship. Mr. Heavirland has been actively involved in the juice-beverage industry for 10 years and was a Director and Vice
President of Hansen's Juices, Inc. when it was merged into The Fresh Juice
Company's wholly owned subsidiary, The Fresh Juice Company of California, Inc., on December 2, 1996. Upon consummation of that merger, Mr. Heavirland was named
President and Chief Executive Officer of The Fresh Juice Company of California,
Inc. and he continues in such positions at this time. Mr. Heavirland has accepted his position on the Company's Board and stated that he looks forward to making significant contributions to the management of the Company.

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For further information, please contact:    Jeff Smith
                                            Vice President
                                            Strategic Development & Investor
                                             Relations
                                            The Fresh Juice Company, Inc.
                                            (908) 396-1112